Exhibit 14(a)
                                SECOND AMENDMENT
                                     TO THE
                     COMMERCIAL LOAN AND SECURITY AGREEMENT

    THIS SECOND AMENDMENT TO THE COMMERCIAL LOAN AND SECURITY AGREEMENT (the "Second Amendment"), dated June 3, 2004 is entered into by and among TRANS-LUX CORPORATION, a Delaware corporation with an address at 110 Richards Avenue, Norwalk, Connecticut 06854 (the "Borrower"), PEOPLE'S BANK, a Connecticut state chartered banking corporation with an address at 350 Bedford Street, Stamford, Connecticut 06901 ("People's"), and THE BANK OF NEW YORK, a New York state chartered banking corporation with an address at 10 Mason Street, Greenwich, Connecticut 06830 ("BNY" and, together with People's and their respective successors and assigns, the "Lenders" and each individually a "Lender"), and PEOPLE'S BANK, a Connecticut state chartered banking corporation with an office at 350 Bedford Street, Stamford, Connecticut 06901, as agent for the Lenders, (hereinafter referred to in this capacity as the "Agent").

                                   Background
                                   ----------

    A. Reference is hereby made to that certain Commercial Loan and Security Agreement, dated February 12, 2003, by and among the Borrower, Lenders and the Agent (the "Loan Agreement"), pursuant to which the Lenders agreed to make loans to and otherwise extend credit for the benefit and/or account of the Borrower, in the amounts and subject to the terms and conditions set forth in the Loan Agreement. The Loan Agreement, and all agreements, documents and instruments entered into in connection therewith, shall be collectively referred to herein as the "Original Loan Documents."

    B. Reference is further made to that certain First Amendment to Commercial Loan and Security Agreement and Waiver Agreement, dated May 13, 2003 (the "First Amendment"), pursuant to which the Borrower, Lenders and Agent agreed to amend the terms of the Original Loan Documents. The Original Loan Documents, as amended by the First Amendment, shall be hereinafter referred to as the "Existing Loan Documents." Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Existing Loan Documents.

    C. The Borrower has arranged to sell real property located at 110 Richards Avenue, Norwalk, Connecticut (the "Property") to 110 Richards Avenue, LLC (the "Purchaser"), the successor to Ms. Joan A. Schorsch, for a sale price of $8,080,000, including a purchase money note of $2,580,000 (the "Purchase Money Note"), which Purchase Money Note shall be secured by a Purchase Money Mortgage Deed on the Property securing the principal amount of $2,580,000 (the "Purchase Money Mortgage"). The Borrower anticipates net cash proceeds from the sale of the Property of not less than $4,900,000 after expenses, commissions and taxes. Simultaneously with the sale, the Borrower will enter into consecutive lease agreements with the Purchaser.


    D. Borrower has requested that Lenders: (i) release their mortgage on the Property so that the sale can take place on or before June 4, 2004; and (ii) amend the Existing Loan Documents to reflect: (a) the pledge by the Borrower to the Lenders of the Purchase Money Note, which Purchase Money Mortgage shall be Collateral, as that term is defined in the Loan Agreement; (b) the assignment by the Borrower to the Lenders of the Purchase Money Mortgage, which Purchase Money Mortgage shall be Collateral, as that term is defined in the Loan Agreement; and
(c) such other changes as may be necessitated by the sale of the Property.

    E. Lenders have agreed to Borrower's request, subject to the terms and conditions contained in this Agreement.

                                   Agreement
                                   ---------

    In consideration of the Background, which is incorporated by this reference, other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and the mutual promises and covenants contained in this Second Amendment, the parties, intending to be bound legally, agree as follows:

    1.  Pledge Agreement and Assignment of Mortgage.  Simultaneously with the
        --------------------------------------------
execution and delivery of this Second Amendment, Borrower is executing and delivering to Lenders (a) that certain Pledge Agreement by and among Borrower and Lenders (the "Pledge Agreement") whereby Borrower grants to the Lenders a security interest in all of its rights, title and interest now owned or hereafter acquired in and to the Purchase Money Note; and (b) that certain Collateral Assignment of Note, Mortgage, and Loan Documents by and among Borrower and Lenders (the "Assignment of Mortgage") whereby Borrower grants to the Lenders a security interest in all of its rights, title and interest now owned or hereafter acquired in and to the Purchase Money Mortgage.

    2.  Amendments.  All of the provisions of the Loan Agreement shall remain in
        -----------
full force and effect except as follows:

    (a) Section 1.1 of the Loan Agreement is hereby amended by:

    (i) Inserting the following definitions in appropriate alphabetical order therein:

                   "Assignment of Mortgage" means that certain Collateral
                   ------------------------
                   Assignment of Note, Mortgage, and Loan Documents dated as of June 3, 2004 by and among the Borrower and Lenders.

                   "Pledge Agreement" means that certain Pledge Agreement dated
                   ------------------
                   as of June 3, 2004 by and among Borrower and Lenders.
         and

    (ii) Deleting the definition of "Loan Documents" therein and replacing it with the following:

                   "Loan Documents" means this Agreement, the Notes, the Pledge
                   ----------------
                   Agreement, the Assignment of Mortgage, the Guaranty, the Guarantor Security Agreement, the Letters of Credit, and all other agreements or documents, whenever executed and delivered to Lenders, with respect to the transactions contemplated by this Agreement, together with any amendments, supplements or modifications hereto or thereto.

    (b) Section 6.4 of the Loan Agreement is hereby deleted and replaced by the following:

        Section 6.4 Leases.  Create, incur, assume, or suffer to exist any
                    ------
        obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement as set forth in Schedule 6.4 and any extensions or renewals thereof; (b) Capital Leases in an aggregate amount not to exceed $1,000,000 at any time; (c) those leases described on Schedule 6.4(a); and (d) operating leases in the ordinary course of business.

    (c) Schedule 6.4(a) hereto is hereby attached to the Loan Agreement as
Schedule 6.4(a) thereto.

    (d) Section 6.5 of the Loan Agreement is hereby deleted and replaced by the following:

        Section 6.5 Sale and Leaseback.  Except for the sale of the Property to
                    ------------------
        110 Richards Avenue, LLC and leaseback pursuant to the leases described on Schedule 6.4(a) hereto, sell, transfer, or otherwise dispose of any
           ---------------
        real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

    (e) Section 8.2 of the Loan Agreement is hereby deleted and replaced by the following:

        Section 8.2 Pledge Agreement and Assignment of Mortgage.  As additional
                    --------------------------------------------
        collateral security for the prompt and complete payment and performance of the Obligations, the Borrower hereby grants to the Lenders (a) pursuant to the Pledge Agreement, all of its rights, title and interest now owned or hereafter acquired in and to that certain Promissory Note, dated June 3, 2004, in the original principal amount of Two Million, Five Hundred Eighty Thousand Dollars ($2,580,000.00) made and given by 110 Richards Avenue, LLC in favor of Borrower; and (b) pursuant to the Assignment of Mortgage, all of its rights, title and interest now owned or hereafter acquired in and to that certain Purchase Money Mortgage Deed by and among 110 Richards Avenue, LLC as mortgagor and Borrower as mortgagee, securing the property known as 110 Richards Avenue, Norwalk, Connecticut.

    (f) All Schedules attached hereto shall replace those Schedules attached to the Loan Agreement.

    3.  Reservation of Rights.  Lenders hereby reserve all of their rights and
        ----------------------
remedies under the Loan Agreement and under applicable law. No action or inaction on the part of the Lenders or Agent shall constitute a waiver of any Event of Default or of the Lenders' rights and remedies in respect thereof.

    4.  Representations and Warranties.  Borrower represents and warrants that
        -------------------------------
all of the representations and warranties contained in the Existing Loan Documents are true and correct on and as of the date hereof, are incorporated herein by this reference, and are remade. Without limiting the generality of the foregoing, the Borrower specifically represents, warrants and covenants that:

    (a) Loan Balances.  As of the close of business on June 3, 2004 (i) the
        --------------
amount due in respect of the Revolving Loans is $0 of principal, plus accrued and unpaid interest, (ii) the amount due in respect of Term Loan A is $6,299,999.98 of principal, plus accrued and unpaid interest, (iii) the amount due in respect of Term Loan B is $7,857,142.84 of principal, plus accrued and unpaid interest, and (iv) the aggregate undrawn face amount of all Letters of Credit issued for the account of the Borrower is $0. All amounts set forth in the preceding sentence and all costs and expenses thereon are due under the Loan Agreement without defense, off-set or counterclaim. Borrower acknowledges that it is legally, validly and enforceably liable to Lenders for all costs and expenses of collection and reasonable attorneys' fees related to or in any way arising out of the Loan Agreement, as amended by the First Amendment and this Second Amendment, or out of the other Loan Documents, and that Borrower has no claims, demands or rights of set-off against Lenders in connection with the Loans or the Letters of Credit. Borrower further acknowledges that all indebtedness, liabilities and obligations of Borrower to Lenders, whenever and however arising including, without limitation, the Loans, are secured by a first lien on and security interest in the Collateral. Borrower further acknowledges that in accordance with the terms of the Loan Agreement, Borrower may borrow, repay and reborrow revolving loan funds, and accordingly the principal balance of the Revolving Loans may increase or decrease from time to time.

    (b) No Default.  Borrower is not in default under the Existing Loan
        -----------
Documents. No event has occurred which would constitute a Default or an Event of Default.

    (c) No Liquidation.  There are no liquidation or dissolution proceedings
        ---------------
pending or threatened against Borrower or any Secured Guarantor and no other event has occurred which affects or threatens the corporate existence of Borrower or any Secured Guarantor.

    (d) Advised by Counsel.  Borrower acknowledges that (i) it has been advised
        -------------------
by counsel in the negotiation, execution and delivery of this Second Amendment,
(ii) it has made an independent decision to enter into this Second Amendment without reliance on any representation, warranty, covenant or undertaking by Agent or Lenders, (iii) Lenders have no fiduciary obligation toward Borrower with respect to this Second Amendment or the Existing Loan Documents, (iv) the relationship between Borrower and Lenders pursuant to this Second Amendment and the Existing Loan Documents is and shall be solely that of debtor and creditors, respectively, and (v) it understands the meaning and legal effect of this Second Amendment.

    (e) No Adverse Developments.  There has not been any change in the business
        -----------------------
or financial condition of Borrower since February 12, 2003 which would have a Material Adverse Effect or adversely impair the ability of Borrower to comply with its obligations under the Existing Loan Documents, as amended hereby.

    (f) No Litigation.  Except as disclosed on Schedule 4.6 to the Loan
        --------------
Agreement, there are no pending, or to Borrower's knowledge threatened, proceedings before any court, Governmental Authority, board of arbitration, or arbitrator to which Borrower or any Guarantor is a party and which would materially and adversely affect the transactions contemplated by this Second Amendment or the Existing Loan Documents, as amended hereby, or materially and adversely affect Borrower's ability to conduct its business.

    (g) No Conflict.  The execution and delivery of this Second Amendment, the
        -----------
consummation of the transactions contemplated herein, and the fulfillment of or compliance with the terms and conditions of this Second Amendment and of the Existing Loan Documents, as amended hereby, are not prevented or limited by, and do not conflict with or result in a breach of the terms, conditions or provisions of Borrower's Certificate of Incorporation or By-Laws, any law, rule, regulation, judgment, order or decree applicable to or binding on the Borrower or any Guarantor or any evidence of indebtedness, agreement or instrument of any nature to which Borrower or any Guarantor is now a party or by which Borrower or any Guarantor is bound, or constitute a default under any of the foregoing.

    (h) No Violation of Law.  To the best of its knowledge, neither the Borrower
        -------------------
nor any Guarantor is in violation of any federal, state or local law, regulation or order, which violation would have a Material Adverse Effect and Borrower has not received any notice of any such violation.

    (i) Corporate Authority.  The Borrower has full corporate power and
        -------------------
authority to enter into and perform its obligations under this Second Amendment, the Loan Agreement as amended hereby, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval, or the taking of any other action, in respect of shareholders, members or any public authority, is required as a condition to the validity or enforceability of this Second Amendment, the Loan Agreement as amended hereby, or any of the other Existing Loan Documents.

    5.  Conditions Precedent.  Lenders' obligations hereunder are subject to the
        --------------------
satisfaction as of the date of this Second Amendment of each of the following conditions precedent which shall be in form, scope and substance satisfactory to Lenders and their counsel:

    (a) Evidence of Corporate Action.  Lenders shall have received certified
        ----------------------------
copies of all Board of Director resolutions adopted by Borrower to authorize the execution, delivery and performance of this Second Amendment, together with copies of all amendments to Borrower's Certificate of Incorporation and By-Laws adopted since February 12, 2003, and such other papers as Agent or its counsel may reasonably require.

    (b) Receipt of Cash.  Lenders shall have received the net cash proceeds from
        ---------------
the sale of the Property, in a form and manner acceptable to the Lenders in their sole discretion and in an amount equal to $4,900,000 after expenses, commissions and taxes, to be applied as a prepayment of the outstanding principal amount of Term Loan A in, notwithstanding anything to the contrary in the Loan Agreement, the inverse order of maturity.

    (c) Purchase Money Note.  Lenders shall have received the original executed
        -------------------
Purchase Money Note, together with the original Allonge to Note in the form attached as Exhibit 1 to the Pledge Agreement.

    (d) Pledge Agreement and Assignment of Mortgage.  Lenders shall have
        -------------------------------------------
received the duly executed Pledge Agreement and Assignment of Mortgage.

    (e) Notification Letter from Borrower to Purchaser.  Lenders shall have
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received a copy of a notification letter from Borrower to Purchaser notifying
Purchaser of the Pledge Agreement and the terms thereof.

    (f) Non Disturbance Agreement.  Lenders shall have received a copy of the
        -------------------------
Non-Disturbance Agreement entered into by Borrower, Purchaser and Purchaser's lender, such Non-Disturbance Agreement to be in a form and substance acceptable to Lenders in its sole discretion.

    (g) Legal Fees.  Borrower shall have reimbursed Agent for the reasonable
        ----------
legal fees of Shipman & Goodwin LLP, counsel to Agent, in connection with the negotiation, review, execution and delivery of all of the documents prepared with respect to the transactions contemplated herein, plus related disbursements.

    (h) Other.  Borrower shall have delivered to Lenders such other documents as
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Agent or its counsel reasonably require.

    6.  Notices.  All notices, requests, consents, demands and other
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communications hereunder shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier to the respective parties to this Second Amendment as set forth in the Loan Agreement.

    7.  Governing Law.  This Second Amendment shall be governed and controlled
        -------------
by the internal laws of the State of Connecticut.

    8.  Amendment and Restatement.  Upon the execution of this Second Amendment,
        -------------------------
the Loan Agreement and the other Existing Loan Documents are restated to the extent that this Second Amendment restates them and are amended to the extent that this Second Amendment amends them. Except as specifically amended by the terms of this Second Amendment, all terms and conditions set forth in the Existing Loan Documents, together with all schedules and exhibits attached thereto, shall remain in full force and effect. This Second Amendment, to the extent that it is inconsistent with the Existing Loan Documents, supersedes the Existing Loan Documents and any and all prior written or oral amendments of the Existing Loan Documents.

    9.  Waiver of Prejudgment Remedy.  THE BORROWER ACKNOWLEDGES AND AGREES THAT
        ----------------------------
THE TRANSACTIONS ARE COMMERCIAL TRANSACTIONS AND IT HEREBY WAIVES ANY RIGHT TO NOTICE AND HEARING AS MAY BE ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY AND PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SETS FORTH A COPY OF THE WAIVER, AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST LENDERS' ATTORNEYS WHICH MAY ARISE OUT OF SUCH ISSUANCE OF A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, BORROWER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF ANY NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

    10.  Waiver of Jury Trial and Consequential Damages.

        (a) THE BORROWER AND THE LENDERS EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS SECOND AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECOND AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER AND THE LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS
SECTION 10(a) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THEM TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THE BORROWER AND THE LENDERS EACH ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

       (b) NONE OF THE AGENT, ANY LENDER, BORROWER, OR ANY AGENT OR ATTORNEY OF EITHER OF THEM SHALL BE LIABLE TO ANY OF THE OTHERS FOR PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT, OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION, OR COLLECTION OF THE OBLIGATIONS RELATING IN ANY WAY TO THIS SECOND AMENDMENT, OR ANY OF THE OTHER EXISTING LOAN DOCUMENTS, OR THE ACTION OR INACTION OF ANY OF SUCH PERSONS UNDER ANY ONE OR MORE HEREOF OR THEREOF.

        (c) IN THE EVENT THE AGENT SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, BORROWER IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. BORROWER FURTHER WAIVES THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS.


                           [Signature Page to Follow]

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment on the date first written above.

                                         BORROWER:

                                         TRANS-LUX CORPORATION


                                         By:
                                              Angela D. Toppi
                                              Its:  Executive Vice President


                                         AGENT:

                                         PEOPLE'S BANK


                                         By:
                                              Gaetan Frosina
                                              Its: Vice President


                                         LENDERS:

                                         THE BANK OF NEW YORK


                                         By:
                                              Christopher P. Miller
                                              Its:  Assistant Vice President


                                         PEOPLE'S BANK


                                         By:
                                              Gaetan Frosina
                                              Its:  Vice President